For further information contact:
                                   Steve Bono (COM) 630.663.2150
                                   Ernie Mrozek (CFO) 901.766.1268
                                   Steven Preston (EVP) 630.663.2260
                                   Bruce Byots (INV) 630.663.2906



FOR IMMEDIATE RELEASE

January 14, 2004


              SERVICEMASTER ANNOUNCES 2003 DIVIDEND PAYMENTS TO BE
              ----------------------------------------------------
               CLASSIFIED AS A RETURN OF CAPITAL FOR TAX PURPOSES
               --------------------------------------------------

         DOWNERS GROVE, IL, JANUARY 14, 2004 - The ServiceMaster Company (NYSE:
SVM) today announced that dividends paid in 2003 on its common stock will not be taxable as dividend income for federal income tax purposes, but instead will be treated as a non-taxable return of capital.

         Accordingly, dividends paid should generally be applied to reduce the cost basis of the shares. Shareholders should receive their Form 1099-DIV with a non-taxable return of capital shown in box 3 and consult their own tax adviser to determine the tax consequences of these distributions.

         Under federal tax rules, dividends are considered taxable only when paid out of current or accumulated "earnings and profits". As a result of its December 1997 reincorporation, the Company only began generating corporate earnings and profits for tax purposes in 1998.

         During 2003, various legislative proposals related to the taxation of dividends, combined with the re-audit of the Company's financial statements and preparation for the previously announced IRS audit, caused the Company to analyze the taxability of its dividends.

         This analysis showed that since 1998, earnings and profits, for tax purposes have been reduced by dividend payments, amortization of intangibles for tax reporting, deductions relating to business closures and the timing of certain other tax-related items.

         ServiceMaster is currently in the process of determining the proper tax treatment of dividends paid to shareholders in prior years (2000 - 2002) and expects to provide amended forms 1099-DIV for 2000 in February and to provide additional information and background for 2001 - 2002 over the course of the year.

         Although an exact amount cannot be confirmed until its operating results for 2004 are realized and reported, the Company currently expects a significant portion of its 2004 dividend payments will also be classified as a non-taxable return of capital for tax purposes.

Company Overview
----------------

         ServiceMaster provides outsourcing services for more than 10.5 million residential and commercial customers. As America's Service Brands for Home and Business, the core service capabilities of ServiceMaster include lawn care and landscape maintenance, termite and pest control, plumbing, heating and air conditioning services (HVAC), cleaning and disaster restoration, furniture repair and home warranty.

         These services are provided through a network of over 5,400 company-owned and franchised service centers and business units operating under leading brands which include Terminix, TruGreen ChemLawn, TruGreen LandCare, American Residential Services, Rescue Rooter, American Mechanical Services, American Home Shield, ServiceMaster Clean, AmeriSpec, Merry Maids and Furniture Medic.

Business Segments
-----------------

         The Company is primarily comprised of five business segments:

         The TruGreen segment includes the lawn care operations performed under the TruGreen ChemLawn brand name and landscaping services provided under the TruGreen LandCare brand name. The Terminix segment includes domestic termite and pest control services. The American Residential Services and American Mechanical Services segment includes heating, ventilation, air conditioning (HVAC) and plumbing services provided under the ARS, AMS and Rescue Rooter brand names.

          The American Home Shield segment offers warranty contracts on home systems and appliances and home inspection services through AmeriSpec. The Other Operations segment includes the Company's franchised operations, which include ServiceMaster Clean, Merry Maids, Furniture Medic, the Company's international operations and headquarters.

Forward-Looking Statements
--------------------------

         This press release contains statements concerning future results and other matters that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends that these forward-looking statements, which look forward in time and include everything other than historical information, be subject to the safe harbors created by such legislation. The Company notes that these forward-looking statements involve risks and uncertainties that could affect its results of operations, financial condition or cash flows. Factors that could cause actual results to differ materially from those expressed or implied in a forward-looking statement include the following (among others): extreme weather conditions that affect the demand for the Company's services; competition in the markets served by the Company; labor shortages or increases in wage rates; unexpected increases in operating costs, such as higher insurance, health care or fuel prices; increased governmental regulation of telemarketing; general economic conditions in the United States, especially as they may affect home sales or consumer spending levels; time and expenses associated with integrating and winding down businesses; and other factors described from time to time in documents filed by the Company with the Securities and Exchange Commission.